EXHIBIT 5.1




                               October 31, 2001


Kirby Corporation
55 Waugh Drive, Suite 1000
Houston, Texas  77007

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Kirby Corporation, a Nevada corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on October 31, 2001, under the Securities
Act of 1933, as amended (the "Securities Act"), relating to 1,300,000 shares of the $0.10 par value common stock (the "Common Stock") of the Corporation that have been or may be issued upon the exercise of options granted or that may be granted under the 2001 Employee Stock Option Plan for Kirby Corporation (the "2001 Employee Plan") and 300,000 shares of Common Stock that have been or may be issued upon exercise of options granted or that may be granted under the 2000 Nonemployee Director Stock Option Plan for Kirby Corporation (the "Nonemployee Director Plan," and together with the 2001 Employee Plan, the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plans and the reservation of 1,000,000 shares of Common Stock to be issued under the 2001 Employee Plan and the reservation of 300,000 shares of Common Stock to be issued under the Nonemployee Director Plan to which the Registration Statement relates; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.

         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and assumptions noted below, we are of the opinion that the Corporation presently has available at least 1,300,000 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock. From these shares of Common Stock, the shares of Common Stock proposed to be sold through the 2001 Employee Plan and Nonemployee Director Plan may be issued. Assuming that: (i) the outstanding options were duly granted in accordance with the terms of the 2001 Employee Plan, the options to be granted in the future are duly granted in accordance with the terms of the 2001 Employee Plan, and the shares of Common Stock to be issued pursuant to the exercise of options under the 2001 Employee Plan are duly issued in accordance with the terms of the 2001 Employee Plan,
(ii) the outstanding options were duly granted in accordance with the terms of the Nonemployee Director Plan, the options to be granted in the future are duly granted in accordance with the terms of the Nonemployee Director Plan, and the shares of Common Stock to be issued pursuant to the exercise of options under the Nonemployee Director Plan are duly issued in accordance with the terms of the Nonemployee Director Plan, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise options pursuant to the Plans, (iv) the consideration for shares of Common Stock issued pursuant to the exercise of options under the 2001 Employee Plan is actually received by the Corporation in accordance with the terms of the 2001 Employee Plan, and exceeds the par value of such shares, and (v) the consideration for shares of Common Stock issued pursuant to the exercise of options under the Nonemployee Director Plan is actually received by the Corporation in accordance with the terms of the Nonemployee Director Plan, and exceeds the par value of such shares, then we are of the opinion that the shares of Common Stock issued pursuant to the exercise of options and in accordance with the terms of the Plans, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           JENKENS & GILCHRIST,
                                           a Professional Corporation

                                           By:  /s/ Thomas G. Adler
                                              ----------------------------------
                                              Thomas G. Adler